UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2011

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 30, 2011, the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), appointed Jeffrey A. Wahba as a Class I director on the Company’s Board of Directors to fill the vacancy left by the Company’s former director, President and Chief Executive Officer, Mr. Roger M. Laverty III, who stepped down on June 30, 2011 while Mr. Wahba is serving as Interim Co-Chief Executive Officer of the Company. In connection with such appointment, the Company and Mr. Wahba entered into an amendment to the Amended and Restated Employment Agreement, effective as of April 19, 2011 (the “Wahba Employment Agreement”), between the Company and Mr. Wahba, to provide that the appointment of someone other than Mr. Wahba to the position of permanent sole Chief Executive Officer or Mr. Wahba’s ceasing to serve as co-Chief Executive Officer will constitute Mr. Wahba’s resignation from the Board of Directors of the Company. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 1 to Amended and Restated Employment Agreement, dated as of August 30, 2011, between the Company and Mr. Wahba, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release relating to Mr. Wahba’s appointment to the Board of Directors is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Other than as set forth in the Wahba Employment Agreement, as amended, Mr. Wahba presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000. Mr. Wahba will not serve on any committees of the Board of Directors. As an employee director, Mr. Wahba will not be entitled to any compensation in connection with his service as a director.

(e) On August 29, 2011, the Compensation Committee of the Board of Directors approved base salaries for the Company’s executive officers for the fiscal year ending June 30, 2012, as follows:

Name	Title	Fiscal 2012 Annual Base Salary	Fiscal 2011 Annual Base Salary(1)	Fiscal 2012 Annual Base Salary Percentage Change
Jeffrey A. Wahba(2)	Interim Co-Chief Executive Officer, Treasurer and Chief Financial Officer	$350,000	$350,000	0%
Patrick G. Criteser(2)	Interim Co-Chief Executive Officer, President and Chief Executive Officer of Coffee Bean International, Inc.	$350,000	$350,000	0%
Mark A. Harding(3)	Senior Vice President of Operations	$275,000	$275,000	0%
Hortensia R. Gómez	Vice President, Controller and Assistant Treasurer	$184,500	$184,500	0%
Larry B. Garrett	General Counsel and Assistant Secretary	$270,000	$270,000	0%

(1)	Base salary as of the end of fiscal 2011 without giving effect to temporary base salary reductions for Messrs. Wahba, Criteser and Harding as described in notes (2) and (3).
(2)	As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2011, pursuant to the terms of their respective Employment Agreements with the Company, effective as of April 19, 2011, so long as Mr. Wahba and Mr. Criteser are serving as interim co-CEO’s, they will each receive a base salary of $350,000 per annum; however, for a period of six months starting April 19, 2011, their base salary will be $315,000 per annum. On October 19, 2011, the annual base salary for each of them will revert to $350,000. If either Mr. Wahba or Mr. Criteser is selected as the sole permanent CEO, both are selected as permanent co-CEO’s, or either is serving as sole interim CEO, compensation will be set by mutual agreement. If Mr. Wahba or Mr. Criteser is serving neither as sole interim or sole permanent CEO nor as co-CEO on an interim or permanent basis, but is still employed by the Company or Coffee Bean International, Inc. (“CBI”), as applicable, in the case of Mr. Wahba, his present title will revert to Treasurer and Chief Financial Officer and his annual base salary will revert to $305,000, and, in the case of Mr. Criteser, his present title will revert to President and CEO of CBI and his annual base salary will revert to $256,250, in either case, subject to a 10% base salary reduction through October 19, 2011. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Wahba Employment Agreement and the Employment Agreement, effective as of April 19, 2011, between the Company and Patrick G. Criteser, filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2011 and incorporated herein by reference.

(3)	As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2011, pursuant to the terms of a Letter Agreement, effective as of April 19, 2011 (the “Harding Letter Agreement”), between the Company and Mr. Harding, Mr. Harding’s annual base salary was increased to $275,000 until such time as the Company has identified a permanent CEO or permanent co-CEO’s (the “Term”); however, for a period of six months starting April 19, 2011, Mr. Harding’s base salary will be $247,500 per annum. On October 19, 2011, Mr. Harding’s annual base salary will revert to $275,000. Upon expiration of the Term, Mr. Harding’s base salary will revert to $250,000. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Harding Letter Agreement, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2011, which is incorporated by reference herein.

Item 8.01. Other Events.

Director Compensation

On August 30, 2011, the Board of Directors approved the following fiscal 2012 non-employee director compensation:

•	an annual retainer of $30,000 per year, payable quarterly in advance, less a 10% reduction effective in the fourth quarter of fiscal 2011 through fiscal 2012; and

•

an annual grant of restricted stock under the Farmer Bros. Co. 2007 Omnibus Plan having a value equal to $40,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date.

Each non-employee director also will receive: (i) a fee of $1,500 for each meeting of the Board attended; (ii) a fee of $2,500 for each meeting of the Compensation Committee or Audit Committee attended; and (iii) a fee of $1,500 for each meeting of the Nominating Committee or Search Committee attended; provided, if more than one meeting (Board or committee) is held and attended on the same day, the maximum meeting fees are $4,000. In addition, the Chairman of the Audit Committee will receive an additional annual retainer of $15,000, and the Chairman of the Compensation Committee will receive an additional annual retainer of $7,500.

The annual grant of restricted stock pursuant to the compensation arrangements described above will be made each year on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock will be based on the closing price per share of the Company’s Common Stock on the date such grant is made.

The Company also reimburses all directors for reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Nominating Committee Chairman

On August 30, 2011, the Board appointed James J. McGarry as Chairman of the Nominating Committee.

Omission of Quarterly Dividend

On August 30, 2011, the Board of Directors omitted the payment of a quarterly dividend in the upcoming second quarter of fiscal 2012. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

2011 Annual Meeting of Stockholders

On September 2, 2011, the Company issued a press release announcing that the 2011 Annual Meeting of Stockholders has been scheduled for December 8, 2011, at which meeting stockholders of record as of October 17, 2011 would be eligible to vote. The meeting will be held at the Company’s headquarters in Torrance, California. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of August 30, 2011, by and between Farmer Bros. Co. and Jeffrey A. Wahba*

99.1	Press Release of Farmer Bros. Co. dated September 2, 2011

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011

FARMER BROS. CO.

By:	/s/ Jeffrey A. Wahba
Jeffrey A. Wahba
Interim Co-Chief Executive Officer,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of August 30, 2011, by and between Farmer Bros. Co. and Jeffrey A. Wahba*

99.1	Press Release of Farmer Bros. Co. dated September 2, 2011

*	Management contract or compensatory plan or arrangement.